UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE KNOT, INC.

(Name of Registrant As Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 1, 2009

To the Stockholders of The Knot, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of The Knot, Inc., to be held at our office located at 7800 Shoal Creek Boulevard, Suite 120-N, Austin, Texas 78757, on Wednesday, May 20, 2009 at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Liu
Chief Executive Officer, President and
Chairman of the Board

THE KNOT, INC.
462 Broadway, 6th Floor
New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2009

TO THE STOCKHOLDERS OF THE KNOT, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Knot, Inc. (“The Knot”) will be held at our office located at 7800 Shoal Creek Boulevard, Suite 120-N, Austin, Texas 78757, on Wednesday, May 20, 2009 at 9:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)	To elect two (2) nominees to the class of directors whose terms expire in 2012;
(2)	To approve The Knot, Inc. 2009 Stock Incentive Plan;
(3)	To approve The Knot, Inc. 2009 Employee Stock Purchase Plan;
(4)	To ratify the appointment of Ernst & Young LLP as The Knot’s independent registered public accounting firm for the year ending December 31, 2009; and
(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on March 31, 2009 will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock transfer books of The Knot will remain open between May 10, 2009 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the transfer books remain open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors

Jeremy Lechtzin
Senior Vice President, General Counsel and Secretary

April 1, 2009

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

THE KNOT, INC.

462 Broadway, 6th Floor
New York, New York 10013

PROXY STATEMENT

General

This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the ‘‘Common Stock”), of The Knot, Inc., a Delaware corporation (“The Knot”), in connection with the solicitation by the Board of Directors (the “Board”) of The Knot for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at our office located at 7800 Shoal Creek Boulevard, Suite 120-N, Austin, Texas 78757 on Wednesday, May 20, 2009 at 9:00 a.m. All stockholders of record on March 31, 2009 will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about April 6, 2009.

The mailing address of our principal executive office is 462 Broadway, 6th Floor, New York, New York 10013.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in this Proxy Statement.

Voting

On March 31, 2009, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 33,727,071 shares of Common Stock outstanding held by stockholders of record (excluding shares held in treasury, which are disregarded for purposes of voting). A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you hold on March 31, 2009.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors for terms expiring in 2012. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors. Stockholders may not cumulate votes for the election of directors.

Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and The Knot will not independently provide stockholders with any such right.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board, FOR each of the proposals to be considered and acted upon at the Annual Meeting, and as the Proxy holders deem advisable for all other matters as may properly come before the Annual Meeting.

Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by:

•	notifying the Secretary of The Knot in writing before the Annual Meeting;
•	delivering to the Secretary of The Knot before the Annual Meeting a signed Proxy with a later date; or
•	attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2009

Our proxy materials including our Proxy Statement, Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card are available on the Internet and may be viewed and printed at www.theknotinc.com/annual (free of charge).

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Knot’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Two directors are to be elected at the Annual Meeting for a term expiring at the 2012 annual meeting of stockholders or until a successor has been duly elected and qualified.

The Board consists of five persons, as follows:

Class I (current term ends upon this Annual Meeting)	Class II (current term ends upon 2010 Annual Meeting)	Class III (current term ends upon 2011 Annual Meeting)
Ira Carlin	Charles Baker	Lisa Gersh
Eileen Naughton		David Liu

The term of office for the two Class I directors listed above expires at the Annual Meeting. The Board has nominated Ira Carlin and Eileen Naughton, the current Class I directors, to stand for re-election to the class of directors whose terms expire at the 2012 annual meeting of stockholders or until a successor is elected and has qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them “FOR” the nominees named below.

Nominees for Term Ending upon the 2012 Annual Meeting of Stockholders (Class I)

Ira Carlin (61) has served as one of our directors since October 2006. Mr. Carlin retired in January 2008 after having served as Chairman-International of MAGNA Global Worldwide, a division of the Interpublic Group of Companies (IPG), since 2002. Mr. Carlin began his advertising career at Grey Advertising and was with IPG since 1974. From 1990 to 2002, Mr. Carlin served as Chairman and CEO of Universal McCann. Mr. Carlin received a B.A. in Physics from Hebrew University.

Eileen Naughton (51) has served as one of our directors since October 2006. Ms. Naughton has been Director, Media Platforms of Google since 2007 and before that was a Regional Director of Google since September 2006. From 2002 to 2006, Ms. Naughton served as president of the TIME Group and as VP of Investor Relations for Time Warner from 2000 to 2002. Ms. Naughton received a B.A. in International Relations and earned an M.B.A. in Finance from the University of Pennsylvania.

Continuing Director for Term Ending upon the 2010 Annual Meeting of Stockholders (Class II)

Charles Baker (42) has served as one of our directors since November 2005. Since December 2008, Mr. Baker has been the Executive Vice President and Chief Financial Officer of ZipRealty, Inc. Between June 2007 and December 2008, Mr. Baker was an independent investor. Mr. Baker was the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. from March 2005 through June 2007. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just before joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker received a B.A. from Yale College.

Continuing Directors for Term Ending upon the 2011 Annual Meeting of Stockholders (Class III)

Lisa Gersh (50) has served as one of our directors since June 2005. Ms. Gersh has been the President of Strategic Initiatives at NBC Universal since April 2008 and General Manager of The Weather Channel Companies since July 2008. Before that, Ms. Gersh was President, Chief Operating Officer and co-founder of

Oxygen Network since 1998. From 1986 to 1998, Ms. Gersh served as a founding partner of the New York law firm Kaplan & Seiler LLP. Ms. Gersh received a B.A. in Political Science and Economics from the State University of New York at Binghamton and earned a J.D. from Rutgers Law School.

David Liu (43) is a co-founder of The Knot and has been our Chief Executive Officer and a director since our inception in May 1996. Mr. Liu has also served as our President since October 2008, and served as President from May 1996 to October 2007. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney, our Chief Content Officer. Before January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney.

Corporate Governance

Overview. The Board of Directors has adopted Corporate Governance Guidelines and implemented a number of corporate governance procedures to further strengthen the Board’s capacity to oversee The Knot and to serve the long-term interests of its stockholders. The Corporate Governance Guidelines, as well as Board committee charters, codes of conduct and other documents setting forth The Knot’s corporate governance practices, can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Director Independence. In March 2009, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Mr. Carlin, Ms. Gersh and Ms. Naughton) are independent as defined by Rule 4200 of The Nasdaq Stock Market (“Nasdaq”) and Rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our Common Stock, and who is not one of our executive officers, will not be deemed to be an affiliate of The Knot for purposes of satisfying the audit committee member independence rules.

Presiding Director. The Presiding Director’s primary responsibilities include presiding over periodic executive sessions of the non-employee members of the Board of Directors and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-employee members of the Board have determined that they will each serve in this position on a rotating basis from meeting to meeting.

Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Investor Relations. The purpose of these codes of conduct and ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by The Knot; and to promote compliance with all applicable rules and regulations that apply to The Knot and its officers, directors and employees.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

The Board met eleven times in the year ended December 31, 2008. The Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, for which the meetings are described below.

In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met two times in executive session in 2008.

Each director attended at least 75% of the aggregate of (1) the total meetings of the Board and (2) the total number of meetings held by all Committees of the Board on which he or she served, that were held in 2008. The Knot’s policy on director attendance at annual meetings calls for directors to be invited but not required to attend annual meetings of stockholders. One director, Mr. Liu, our Chairman of the Board, attended the 2008 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee Charters can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mr. Baker (Chair) and Mr. Carlin. The Nominating and Corporate Governance Committee acted by written consent once in 2008. The Nominating and Corporate Governance Committee reviews and recommends changes to The Knot’s Corporate Governance Guidelines and selects director nominees to the Board consistent with criteria approved by the Board. This Committee also makes recommendations to the Board concerning the structure and membership of the Board committees and oversees the annual evaluation of the Board and Board committee performance. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

The Board of Directors has determined that the Nominating and Corporate Governance Committee will consider director candidates that are recommended by stockholders. This Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. The general qualifications and specific qualities and skills established by the Board for directors are set forth in Section B of The Knot’s Corporate Governance Guidelines. Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to The Knot’s Corporate Secretary, pursuant to the procedures set forth in this section under “Communicating with the Board of Directors” and subject to the deadline set forth under the “Deadline for Receipt of Stockholder Proposals” section of this Proxy Statement. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and The Knot’s Bylaws. The Knot’s Bylaws can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Compensation Committee

The Compensation Committee is currently composed of Mr. Carlin (Chair), Ms. Gersh and Ms. Naughton. The Compensation Committee met three times in 2008. The Compensation Committee evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of The Knot’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Audit Committee

The Audit Committee is currently composed of Mr. Baker (Chair), Ms. Gersh and Ms. Naughton. The Audit Committee met six times in 2008. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between The Knot and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

Each member of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee has the ability to read and understand financial statements and that Mr. Baker and Ms. Gersh qualify as Audit Committee financial experts as defined by the rules of the SEC. In addition, the Board has determined that Mr. Baker and Ms. Gersh each satisfy the Nasdaq rule requiring that at least one member of the Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The two nominees for the class of directors whose terms expire at the 2012 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of The Knot. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the Proxy holders will vote each returned Proxy “FOR” the nominees named above.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the nominees listed above.

MANAGEMENT

The following table sets forth, as of March 31, 2009, the name, age and position of each of our executive officers.

Name	Age	Position
Nic Di Iorio	49	Executive Vice President and Managing Director, Technology Group
Carol Koh Evans	37	Chief Operating Officer
Jeremy Lechtzin	35	Senior Vice President, General Counsel and Secretary
David Liu	43	Chief Executive Officer, President and Chairman of the Board
John Mueller	46	Chief Financial Officer and Treasurer
Carley Roney	40	Chief Content Officer

Nic Di Iorio has been our Executive Vice President and Managing Director, Technology Group since February 2008. Before joining The Knot, he was co-Founder and CEO of City 24/7 LLC from October 2006 to January 2008 where he remains a member of the Advisory Board. Nic was also Principal of MarCom ASP Limited, a consulting company, from July 2006 to January 2008. Before that, he was Chief Technology Officer of the Interpublic Group of Companies (IPG), from October 2003 to June 2006. Before that, Mr. Di Iorio held the dual role of Executive Vice President, Chief Information Officer of the McCann WorldGroup (a wholly-owned subsidiary of IPG) and Chief Executive Officer of Marketing Communications Technologies Inc. (a wholly-owned subsidiary of the McCann WorldGroup), from April 1995 to September 2003. Before joining McCann, Mr. Di Iorio spent four years at Young & Rubicam as Vice President, Information Technology. He also spent ten years in Research and Development organizations at GTE and AT&T Bell Laboratories working on new technologies in the area of distributed systems, data networking, security and telecommunications. Mr. Di Iorio received a B.S. from City College of New York and earned an M.S. from Polytechnic University.

Carol Koh Evans has been our Chief Operating Officer since May 2008. Before joining The Knot, she was General Manager of Massive Incorporated, a subsidiary of Microsoft Corporation, since May 2006. Before joining Massive following its acquisition by Microsoft, Ms. Koh Evans spent five years with Microsoft in Corporate Development, Corporate Strategy and MSN M&A where she primarily supported Microsoft’s consumer initiatives, including the Online Services and Entertainment and Devices divisions. Before Microsoft, Ms. Koh Evans led Corporate Development for The Knot. In addition, she worked as an investment banker with Lehman Brothers in New York and Hong Kong and Robertson Stephens in San Francisco and participated in General Electric’s Financial Management Program. Ms. Koh Evans received a B.S. in Business Administration (Finance) from the University of California, Berkeley — Haas School of Business and earned an M.B.A. from Columbia Business School.

Jeremy Lechtzin has been our General Counsel since May 2007 and Secretary since October 2007. He has been a Senior Vice President since August 2008 and before that served as a Vice President. Before joining The Knot, he was in private practice representing The Knot and other public and private technology clients on securities, mergers, venture capital, intellectual property and general corporate matters with the law firms of Proskauer Rose LLP from February 2003 through May 2007 and Brobeck, Phleger & Harrison LLP from September 1999 through February 2003. Mr. Lechtzin received a B.A. in History from the University of Michigan and earned a J.D. from New York University School of Law.

David Liu is our Chief Executive Officer, President and Chairman of the Board. See “Continuing Directors for Term Ending upon the 2011 Annual Meeting of Stockholders” for a discussion of his business experience. Mr. Liu is married to Ms. Roney.

John Mueller has been our Chief Financial Officer and Treasurer since September 2008. Before joining The Knot, he was Chief Financial Officer and Executive Vice President at Genius Products, Inc. between February 2006 and May 2008. Before Genius Products, Mr. Mueller was Senior Vice President of Media Investment Banking for Jefferies & Company, Inc. from January 2002 to December 2005, where he provided strategic financial advisory services on mergers, acquisitions, and equity and debt offerings for entertainment and media clients. Before Jefferies & Company, Mr. Mueller worked in the media and entertainment investment banking groups at Credit Suisse First Boston and SG Cowen Securities. Mr. Mueller began his career in finance working for a Fortune 500 consumer packaged goods company, Kimberly-Clark Corporation. Mr. Mueller received a B.S. in Business from the University of Minnesota and earned an M.B.A. from Harvard Business School.

Carley Roney is a co-founder of The Knot. She has served as our Editor-In-Chief since our inception in May 1996 and became our Chief Content Officer in August 2008. From May 1996 to September 1999, she also served as Vice President of Creative Development. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu, our Chief Executive Officer. Ms. Roney received an M.A. in Cultural Studies and earned a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the elements of compensation for our executive officers identified in the Summary Compensation Table. As further described in the “Board Committees and Meetings” section of this Proxy Statement, the Compensation Committee of the Board (referred to in this discussion as “the Committee”) is responsible for determining the total direct compensation of our executive officers including base salary, annual cash incentives, stock options and restricted stock. The Committee is also responsible for the administration of our Employee Stock Purchase Plan which was established to offer all of our employees the opportunity to acquire an equity stake in The Knot. Our executive officers are also eligible to participate in this plan.

The design and day-to-day administration of our savings and health plans, which are generally available to all of our employees including the executive officers, are handled by representatives of our Human Resources department although certain annual modifications to provisions of these plans have been approved by the Chief Operating Officer and Chief Financial Officer. The Committee or the Board remains responsible for material changes to the scope of these plans or the introduction of new benefit plans.

Compensation Objectives

The goal of our executive compensation program is to retain and attract top quality management and to motivate them to contribute to the achievement of our business objectives that are established to create long-term value for our stockholders.

The Committee relies upon its judgment in making compensation decisions, after reviewing the performance of The Knot and carefully evaluating each executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with The Knot, current compensation arrangements and long-term potential to enhance stockholder value. The Committee also considers the recommendations of the Chief Executive Officer on compensation for other executive officers.

As part of its process, the Committee has not historically utilized the assistance of independent compensation consultants, but it does review executive compensation elements for a select group of publicly traded Internet and media companies with similar operating characteristics and market capitalization to The Knot. This information is compiled by The Knot from proxy statements and other public reports filed by these companies. The Committee believes this information provides a reasonable indication of the market for executive services in which The Knot competes. The Internet and media companies within this group reviewed by the Committee in the past year include 1-800-FLOWERS.COM, Inc, Autobytel, Inc., Bankrate, Inc., Blue Nile, Inc., CNet Technology Inc., InfoSpace, Inc., Martha Stewart Living Omnimedia, Inc., Monster Worldwide, Inc., Move, Inc., Netflix, Inc., PlanetOut, Inc., Priceline.com Incorporated, TheStreet.com, Inc. and WebMD Health Corp.

Elements of Executive Compensation

Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We do not set apportionment goals for each form of compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with The Knot. The primary elements of the compensation packages for our executive officers currently include the following:

•	Base salary and benefits which are designed to attract and retain executives over time.
•	Awards under our Annual Incentive Plan which are designed to focus the executives on the key objectives that are part of The Knot’s operating plan for a particular year.
•	Long-term incentives in the form of stock options and restricted Common Stock under our stockholder-approved 1999 Stock Incentive Plan which are designed to align the interest of each executive officer with those of The Knot’s stockholders and provide each individual with a significant incentive to manage The Knot from the perspective of an owner with an equity stake. Historically, long-term incentives have represented the most significant element of compensation for our executive officers.

We do not maintain any retirement plans or plans that provide for deferral of compensation other than our 401(k) savings plan.

Base Salary

The base salary for each executive officer is determined on the basis of a number of factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors may differ from individual to individual as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made effective in the first quarter in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account The Knot’s performance in the year then ended. In 2008, the Committee approved a base salary increase of 5% for each of the executive officers (other than the Chief Executive Officer) employed by The Knot for at least a year as of February 15, 2008.

Annual Incentive Plan

Our executive officers are eligible for a cash bonus under our Annual Incentive Plan based on The Knot’s financial performance together with certain individual objectives that may be applicable to the executive. Each executive officer is assigned a target bonus opportunity expressed as a percentage of base salary. The Committee considers target bonus opportunities for similar positions in the comparison group of companies as part of the process for establishing targets for our executives. For 2008, 2007 and 2006, the target bonus opportunity for each of the executive officers was 33 1/3%. The maximum bonus opportunity was 100% for Mr. Liu, and 85% for each of the other executive officers, based upon performance above target. There were no threshold bonus opportunities.

For 2008, 2007 and 2006, the threshold criteria for each executive to be eligible to receive a bonus were company financial performance goals, weighted equally between revenue and net income. In 2008, these goals were $116.426 million and $10.151 million, respectively. For example, if The Knot had achieved or exceeded both financial performance goals in a particular year, an executive would have been eligible to receive a bonus at or above his or her target bonus opportunity, up to the maximum opportunity based on the amounts by which each goal was exceeded. Because the threshold criteria were weighted equally, if The Knot had achieved or exceeded only one of the two goals, an executive would have been eligible to receive a bonus based on only half of the bonus opportunity, and if The Knot did not achieve either of the two goals, an executive would not be eligible to receive any bonus.

In addition to the threshold financial performance criteria to determine bonus eligibility, a percentage of each executive’s actual bonus was subject to the achievement of individual objectives. For 2008, 50% of an executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives, except for the Chief Financial Officer, whose actual bonus was based 75% on corporate financial performance and 25% subject to achievement of individual objectives, and the Chief Executive Officer, whose actual bonus was based 100% on corporate financial performance. For 2007, 50% of each executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives. For 2006, 10% to 60% of an executive’s eligible bonus depending on the officer was subject to achievement of individual objectives. Individual objectives have included the following types: the particular executive’s contribution to company-wide initiatives, such as organizational restructuring, management development and acquisition integration; the attainment of revenue goals in specific business lines; and the successful completion of major process, systems, infrastructure or technology projects.

In evaluating The Knot’s achievement of financial performance goals for bonus purposes, the Committee can adjust actual results to exclude the impact of certain extraordinary or unusual items to more accurately reflect the overall performance of the executive team. No such adjustments were made for 2008 and 2007. For 2006, a non-cash tax benefit of $9.4 million, resulting from the reversal of a portion of a valuation allowance against The Knot’s net deferred tax assets, was excluded from net income in determining the 2006 bonus eligibility. In addition, we acquired WeddingChannel.com on September 8, 2006. The results of operations for WeddingChannel.com, which were included in our consolidated results of operations since the acquisition date, were also excluded from the bonus calculations for 2006.

The target and maximum bonus opportunities for each executive for 2008 are included in the “Grants of Plan-Based Awards in 2008” table below in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” No bonuses were paid under the 2008 and 2007 Annual Incentive Plans. The actual bonus amounts paid under the 2006 Annual Incentive Plan are included in the “Summary Compensation Table” in the column “Non-Equity Incentive Plan Compensation.” Certain of our executive officers who joined The Knot in 2007 and 2008 were paid cash bonuses after the end of the calendar year in which they were first employed as provided in their employment contracts, instead of participating in the Annual Incentive Plan for that year. These amounts are included in the “Summary Compensation Table” in the column “Bonus.”

Over the past three years, The Knot exceeded the financial performance goals in 2006 but did not achieve the maximum performance levels, and in 2007 and 2008 The Knot did not achieve the financial performance goals. For 2006, based on the level of achievement of company financial performance goals together with individual objectives, the actual bonuses paid to the executive officers were between 38% to 58% below the participants’ target bonus opportunities, with an average payout percentage for that year of

46% below the target bonus opportunity. Because The Knot did not achieve the financial performance goals in 2007 and 2008, no bonuses were paid under the Annual Incentive Plans for those years. Generally, the Committee sets the target and maximum bonus opportunities such that the relative difficulty of achieving the target level is consistent from year to year.

In addition to the payment of a bonus under the Annual Incentive Plan, the Committee may approve an additional discretionary bonus for exceptional performance or for accomplishments which were not originally considered in the establishment of individual objectives under the Annual Incentive Plan. No such discretionary bonuses were paid to the executive officers named in the “Summary Compensation Table” for 2007 or 2008 who also participated in the Annual Incentive Plans for those years. For 2006, the Committee approved additional discretionary bonuses to each of our executive officers in connection with their efforts with respect to the acquisition of WeddingChannel.com on September 8, 2006 and the related integration activities that took place subsequent to that date. The discretionary bonuses awarded to Mr. Liu and Mr. Szefc were also in consideration of their efforts in connection with both our private placement and follow-on offering of Common Stock during the third quarter of 2006. The actual discretionary bonuses paid to each of our executives for 2006 are included in the “Summary Compensation Table” in the column “Bonus.”

Mr. Liu’s employment contract provides if there is a change-in-control transaction, thereafter his target bonus opportunity will be 50% of his base salary, his maximum bonus opportunity will be at least 100% of his base salary, and for the purposes of these calculations, his base salary will be assumed to be the greater of $500,000 and his actual base salary in effect on the date of calculation.

Long-Term Incentives

Our long-term incentive compensation has historically been provided through grants of stock options and restricted stock. Option grants allow the executive to acquire shares of our Common Stock at a fixed price per share, which is the closing market price of our Common Stock on the date of grant, during the term of the option. Historically our option grants have had 10-year terms, although options granted in 2007 to certain executive officers have 5-year terms. Each option generally becomes exercisable in installments over periods ranging up to four years from the grant date. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period, and then only if the market price of our Common Stock appreciates from the option’s exercise price. Restricted stock is issued to executives at par value ($0.01 per share) and generally vests in installments over periods ranging three to four years from the grant date. Accordingly, the restricted stock grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period. The value of the restricted stock to the executive increases as the market price of our Common Stock increases, but because no specific amount of market price appreciation is necessary for a return to be provided to the executive, the number of shares underlying our restricted stock grants is lower relative to the number of shares underlying stock option grants.

The Committee considers several factors when determining long-term incentive compensation grants to an executive officer, including long-term incentive compensation awarded within the comparison group of companies, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year, the executive’s expected contribution to our long-term performance and the retention value of the award. All stock-based awards to executive officers are approved by the Committee, and grants are made on or following the date of the Committee approval. The Committee also approves any stock-based grants in connection with the hiring of an executive officer.

In January 2006, we granted awards of service-based restricted stock of 72,000 shares to Mr. Liu and 56,000 shares to each of Ms. Stiles and Mr. Szefc. The first 50% of these restricted stock awards vested on August 31, 2007 and the remaining 50% began to vest thereafter in a series of 24 equal monthly installments. The unvested portions of these awards were cancelled upon the departures of Mr. Szefc and Ms. Stiles in October 2008 and January 2009, respectively.

In May 2007, we granted stock options for 160,000 shares to Mr. Liu and 125,000 shares to each of Ms. Stiles and Mr. Szefc. These options will vest in a series of three equal annual installments beginning on May 29, 2008. The unvested portions of these options granted to Ms. Stiles and Mr. Szefc expired upon their departures in October 2008 and January 2009, respectively.

We granted awards of service-based restricted stock of 50,000 shares to each of Ms. Scardino, Ms. Koh Evans and Mr. Mueller in connection with the start of her or his employment in October 2007, May 2008 and September 2008, respectively. The first 25% of these grants will vest on the first anniversary of the grant date and the remaining 75% will vest thereafter in a series of 36 equal monthly installments. Ms. Scardino’s award was cancelled upon her departure in August 2008.

Executive Severance and Change-In-Control Agreements

Our executive officers have employment agreements with The Knot which are terminable at any time. Under the agreements for each executive officer except for Mr. Liu and Ms. Roney, if an executive is terminated by The Knot “without cause” or resigns for “good reason,” the executive is entitled to a lump sum payment equivalent to one year’s salary plus continuation of all benefits associated with the executive’s employment during the one year following termination. If Mr. Liu or Ms. Roney is terminated by The Knot “without cause” or resigns for “good reason,” he or she is entitled under the employment agreement to continuation of salary (paid periodically) and benefits for two years following termination. In addition, to the extent any payment made to Mr. Liu or for his benefit would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), The Knot has agreed to make a gross-up payment to Mr. Liu to cover the excise tax and any taxes incurred by Mr. Liu upon the payment of such gross-up payment. The terms “without cause” and “good reason” are defined in each executive’s employment agreement and are summarized below.

•	“Without cause” under the employment agreements for our executive officers generally means a termination of the executive’s employment other than for death, disability or “cause” or any resignation by the executive other than for “good reason.”
•	“Cause” under the employment agreements for our executive officers generally means (1) the executive’s failure to perform the principal elements of his or her duties, which failure is not cured within 20 days following written notice, (2) the executive’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (3) the executive’s gross negligence or willful misconduct in connection with the performance of his or her duties and responsibilities, (4) the executive’s failure to comply with rules and policies governing employee conduct or Board directives, or (5) the executive’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations.
•	“Good reason” under the employment agreements for our executive officers generally means (1) any reduction of base salary, (2) the relocation of the executive’s principal place of business outside of New York City, or (3) the material diminution of the executive’s responsibilities or authority, any reduction of the executive’s title or a change of the executive’s reporting structure. “Good reason” under Mr. Liu’s agreement also includes a material breach of his agreement by The Knot, the material and repeated interference by the Board with the discharge of his duties and responsibilities at any time following a change-in-control transaction and if he is not the senior-most executive officer of The Knot immediately following a change-in-control transaction and for two years thereafter. “Good reason” under Ms. Roney’s agreement also includes if she is not the senior-most editorial and creative officer of The Knot immediately following a change-in-control transaction and for two years thereafter.

Upon voluntary termination (unless for “good reason” as described above), termination for cause, death or disability, each of our executive officers would receive benefits available generally to all employees of The Knot, including distributions from the 401(k) plan, disability benefits if applicable and accrued vacation pay. With the exception of termination for cause, vested stock options held by each executive officer would remain exercisable for periods also available generally to employees of The Knot. Upon termination for cause, all outstanding stock options held by our executive officers would be cancelled immediately and all unvested shares of restricted Common Stock would be forfeited.

In addition to the special change-in-control provisions contained in Mr. Liu’s employment agreement related to our annual incentive plans described above under the heading “Elements of Executive Compensation — Annual Incentive Plan,” he is also entitled to reimbursement of reasonable legal fees and expenses if, after a change-of-control, any dispute arises regarding the provisions of his employment agreement and he prevails to a substantial extent with respect to any claims brought in such dispute.

In the event that The Knot is acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders, the restricted stock granted to executive officers in 2006, 2007 and 2008 would vest in an amount equal to the greater of (1) the shares of restricted stock that would otherwise have vested during the one year period following the change-in-control and (2) 50% of the shares of restricted stock that are not vested on the date of the change-in-control. Similar accelerated vesting provisions apply to the stock options granted to Mr. Liu, Ms. Stiles and Mr. Szefc in May 2007. For additional information regarding estimates of amounts payable in connection with executive severance or a change-in-control, see the “Potential Payments Upon Termination or Change-In-Control” tables.

Ms. Roney’s Name and Likeness Licensing Agreement

In November 2008, at the time we entered into an employment agreement with Ms. Roney, we also entered into a name and likeness licensing agreement with her, effective as of January 1, 2009. Ms. Roney’s personality is embedded into our brand and our content, such as in the “Ask Carley” columns on our websites and in our magazines, appearances in our broadcast, cable and streaming videos, the primary authorship of our books, the photographs of Ms. Roney in these media, and the story of Ms. Roney’s marriage to Mr. Liu. Ms. Roney also makes frequent public appearances on behalf of The Knot on national and local television and radio and at speaking engagements across the country. We entered into this agreement to compensate Ms. Roney for the use of her name and likeness in these contexts.

Under the name and likeness licensing agreement, Ms. Roney has granted to The Knot the exclusive, worldwide right to use her name and likeness and related items, including photographs, videos and rights to publicity, for any purpose in connection with The Knot’s products and services. Under the agreement, we pay Ms. Roney an annual fee of $100,000 and an annual non-accountable talent expense allowance of $25,000, in each case payable in installments on our regular payroll dates. The talent expense allowance is intended to cover Ms. Roney’s expenses for clothes for television, personal and other appearances while promoting, representing and endorsing The Knot; hair and make-up expenses for maintenance and on-air appearances; and other expenses related to her services for The Knot. Ms. Roney is also entitled to receive royalties of 30% of the annual net revenues derived from the sales of the books she has authored, edited and/or co-written for The Knot.

The term of the name and likeness licensing agreement consists of one or more successive one-year periods. At the conclusion of each one-year period within the term, the term automatically renews for another such period unless either Ms. Roney or The Knot provides written notice to the other party at least 90 days before the end of the current period that the party providing such notice intends to terminate the agreement at the end of such period. Ms. Roney may terminate the agreement at any time if The Knot defaults on any payment obligation and does not cure the default within 30 days of receiving written notice thereof. In addition, the agreement will automatically terminate upon Ms. Roney’s death or permanent disability, or if she is no longer employed by The Knot or any successor entity (except as otherwise described below).

Upon a termination of the name and likeness licensing agreement for any reason, the license provided therein shall become non-exclusive with respect to all products of The Knot in existence (whether publicly available or in development) on the date thereof and will not include a license to use the licensed property in connection with any product created thereafter, but shall otherwise continue in full force and effect in perpetuity, which shall include the right to maintain and/or renew all registrations then obtained or applied for. If Ms. Roney is no longer employed by The Knot following a change-in-control transaction due to her termination by The Knot or its successor without “cause” or her resignation for “good reason” (as those terms are defined in her employment agreement), at the option of The Knot or its successor, the agreement will not terminate if The Knot or its successor proposes in good faith a compensation structure, in addition to the fees payable thereunder, in consideration of her continuation of the license granted thereunder, that is accepted by Ms. Roney and memorialized in a written amendment to the agreement. Notwithstanding any other provision of the agreement, following such a termination, unless The Knot and Ms. Roney enter into a written amendment to the agreement, the license provided by Ms. Roney will terminate with respect to a specified list of products, which include the use of her name in the “Ask Carley” Columns (but not the text of the columns), and personal stories and photos related to Ms. Roney.

Stock Ownership Guidelines

Currently, we have not established stock ownership guidelines for our executive officers. Each of our executive officers retains substantial equity value in The Knot in the form of Common Stock, vested and unvested stock options and unvested restricted stock.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of The Knot’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or rewarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for all trades in our securities which all executive officers and other insiders must follow. Executive officers and other insiders are also prohibited from short-selling our Common Stock or engaging in transactions involving traded options, warrants, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock. This prohibition includes, but is not limited to, trading in The Knot-based put and call option contracts, transacting in straddles, and the like.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to such a company’s chief executive officer and the three other officers (besides the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, by reason of being the company’s three other most highly compensated officers. The limitation applies only to compensation which is not considered to be qualified performance-based compensation, including base salaries, cash bonuses under non-equity incentive plans which have not been approved by The Knot’s stockholders and grants of service-based restricted stock. The non-performance based compensation paid to our executive officers for 2006 and 2008 did not exceed the $1 million per executive limit. The non-performance based compensation for Mr. Liu and Ms. Stiles exceeded the $1 million per executive limit in 2007, significantly due to the vesting of the restricted stock awarded to these executives in January 2006. Fifty percent of the awards vested on August 31, 2007, and the compensation attributable to these executives with respect to these awards for tax reporting purposes was based on the fair market value of our Common Stock on that date, which was significantly higher than the fair market value of the Common Stock on the grant date of the awards.

The Committee will consider the impact of this deductibility limit on the compensation it intends to award in 2009. The Committee will exercise its discretion to award compensation that may be subject to the limits set forth in Section 162(m) when it considers such payments to be appropriate and in the best interest of The Knot and our stockholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with The Knot’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in The Knot’s Proxy Statement for the 2009 Annual Meeting of Stockholders and incorporated by reference into The Knot’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of The Knot’s Board of Directors:

Ira Carlin (Chair)
Lisa Gersh
Eileen Naughton

Summary Compensation Table

The following table sets forth information with respect to the compensation of the following executive officers of The Knot for services rendered in all capacities to us for the years ended December 31, 2008, 2007 and 2006. In this Proxy Statement, we refer to these individuals as our Named Executive Officers. This group includes our Chief Executive Officer, each person who served as our Chief Financial Officer in 2008, the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving at the end of 2008, and one other individual who would have been included in the immediately foregoing category had she been serving at the end of 2008.

Name and Principal Position	Year	Salary ($)(6)	Bonus ($)(7)	Stock Awards ($)(8)(9)	Option Awards ($)(9)(10)	Non-Equity Incentive Plan Compensation ($)(11)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(12)	All Other Compensation ($)(13)	Total ($)
David Liu Chief Executive Officer	2008	370,000	—	205,920	317,333	—	—	13,709	906,962
	2007	367,000	—	233,376	196,737	—	—	13,854	810,967
	2006	343,333	35,376	247,104	66,627	70,752	—	15,254	778,446
John Mueller(1) Chief Financial Officer	2008	99,038	33,333	95,465	—	—	—	337	228,173

Richard Szefc(2) Former Chief Financial Officer	2008	288,318	—	133,451	103,299	—	—	24,889	549,957
	2007	317,333	—	181,515	153,703	—	—	13,628	666,179
	2006	296,417	28,880	192,192	52,053	57,760	—	16,181	643,483
Carol Koh Evans(3) Chief Operating Officer	2008	182,510	106,000	153,885	—	—	—	3,414	445,809

Carley Roney Chief Content Officer	2008	248,992	—	143,133	—	—	—	3,554	395,679
	2007	245,338	50,000	72,944	—	—	—	3,352	371,634
	2006	236,427	35,000	84,274	25,333	—	—	3,352	384,386
Sandra Stiles(4) Former Chief Operating Officer	2008	344,531	—	160,160	103,299	—	—	20,151	628,141
	2007	328,125	—	181,515	153,703	—	—	23,994	687,337
	2006	306,875	32,345	192,192	52,053	43,155	—	26,703	653,323
Janet Scardino(5) Former Chief Marketing Officer	2008	207,653	—	(65,685)	—	—	—	300,759	442,727
	2007	69,423	25,000	65,685	—	—	—	72	160,180

(1)	Mr. Mueller joined The Knot in September 2008.
(2)	Mr. Szefc left The Knot in October 2008.
(3)	Ms. Koh Evans joined The Knot in May 2008.
(4)	Ms. Stiles became Special Adviser to the Chief Executive Officer in May 2008 and left The Knot in January 2009.
(5)	Ms. Scardino joined The Knot in October 2007 and left The Knot in August 2008.
(6)	The annual salary rate at December 31, 2008 for the following named executive officers was as follows: Mr. Liu, $370,000; Mr. Mueller, $300,000; Ms. Koh Evans, $285,000; Ms. Roney, $280,000; and Ms. Stiles, $347,288. Ms. Roney’s salary increased to $300,000 on January 1, 2009 and Ms. Koh Evans’s salary increased to $350,000 on March 1, 2009.
(7)	Amounts for Mr. Liu, Mr. Szefc and Ms. Stiles for 2006 represent discretionary bonuses made outside of The Knot’s 2006 Annual Incentive Plan, which were approved by the Compensation Committee and paid in March 2007. Amounts for Ms. Scardino for 2007 and Ms. Koh Evans and Mr. Mueller for 2008 represent contractual bonuses during the first year of employment. Amounts for Ms. Roney for 2006 and 2007 represent discretionary bonuses made before promotion to her current position.
(8)	Amounts represent the expense recognized in The Knot’s statements of income for 2008, 2007 and 2006 for service-based restricted stock awards, calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), which was allocated to service provided by each of the Named Executive Officers in those years. For Mr. Liu, Mr. Szefc and Ms. Stiles, this expense related to January 2006 restricted stock grants, which vested 50% on

August 31, 2007 and the remaining 50% began to vest thereafter in a series of 24 equal monthly installments. For Mr. Mueller, this expense related to September 2008 stock grants, one of which was immediately vested and with respect to the other, the first 25% will vest on the first anniversary of the grant date and the remaining 75% will vest thereafter in a series of 36 equal monthly installments. For Ms. Koh Evans, this expense related to May 2008 stock grants, one of which was immediately vested and with respect to the other, the first 25% will vest on the first anniversary of the grant date and the remaining 75% will vest thereafter in a series of 36 equal monthly installments. For Ms. Roney, this expense related to a July 2006 restricted stock grant, which vested 50% on the second anniversary of the grant date and the remaining 50% began to vest thereafter in a series of 24 equal monthly installments, and an August 2008 stock grant, the first 25% will vest in July 2009 and the remaining 75% will vest thereafter in a series of three equal annual installments. For Ms. Scardino, this expense related to an October 2007 restricted stock grant, of which the first 25% was to vest on the first anniversary of the grant date and the remaining 75% was to vest thereafter in a series of 36 equal monthly installments. For Mr. Szefc and Ms. Scardino, the 2008 amounts include the reversal of expense upon forfeiture of awards upon departure in 2008.
(9)	See Note 5 (“Stock-Based Compensation”) to The Knot’s consolidated financial statements set forth in The Knot’s Form 10-K for the year ended December 31, 2008 for the assumptions made in valuing stock-based compensation under SFAS No. 123(R), including estimates made for potential forfeitures.
(10)	Amounts represent the expense recognized in The Knot’s statements of income for 2008, 2007 and 2006 for outstanding stock option awards, calculated in accordance with SFAS No. 123(R), which was allocated to service provided by each of our executive officers in those years. For Mr. Liu, Mr. Szefc and Ms. Stiles, this expense related to options awarded in June 2003 and June 2004, which vested in a series of 36 equal monthly installments from the grant dates, and options awarded in May 2007, which began to vest in a series of three equal annual installments from the grant date. For Ms. Roney, this expense related to options awarded in June 2003, which vested in a series of 36 equal monthly installments from the grant date. For Mr. Szefc, the 2008 amount includes the reversal of expense upon forfeiture of awards upon departure in 2008.
(11)	Amounts represent payments under The Knot’s 2008, 2007 and 2006 Annual Incentive Plans.
(12)	The Knot does not maintain any retirement plans or plans that provide for the deferral of compensation other than our 401(k) savings plan.
(13)	Amounts represent the value of perquisites and other personal benefits which are further detailed below.

Name	Year	The Knot Leased Automobile ($)	The Knot Matched 401(k) Contribution ($)	Group Life Insurance ($)	Employee Stock Purchase Plan ($)(a)	Other ($)(b)	Total ($)
David Liu	2008	8,922	3,776	1,012	—	—	13,710
	2007	9,117	3,875	862	—	—	13,854
	2006	11,962	2,430	862	—	—	15,254
John Mueller	2008	—	—	337	—	—	337
Richard Szefc	2008	7,689	—	843	1,092	15,265	24,889
	2007	9,627	—	862	3,139	—	13,628
	2006	9,299	—	862	6,020	—	16,181
Carol Koh Evans	2008	—	—	1,012	—	2,403	3,415
Carley Roney	2008	—	2,543	1,012	—	—	3,555
	2007	—	2,504	848	—	—	3,352
	2006	—	2,504	848	—	—	3,352
Sandra Stiles	2008	13,660	3,503	1,012	1,976	—	20,151
	2007	13,569	3,875	862	5,688	—	23,994
	2006	14,942	3,750	862	7,149	—	26,703
Janet Scardino	2008	—	—	759	—	300,000	300,759
	2007	—	—	72	—	—	72
(a)	Amounts represent the expense recognized in The Knot’s statements of income for 2008, 2007 and 2006 for the fair value of rights arising from elections made by the executive under The Knot’s 1999 Employee Stock Purchase Plan during 2008, 2007 and 2006, calculated in accordance with SFAS No. 123(R).
(b)	Amount for Mr. Szefc represents consulting fees paid after his departure from The Knot. Amount for Ms. Koh Evans represents reimbursement of COBRA expenses between the date of hire and the date of eligibility to participate in the company medical plans, pursuant to her employment contract. Amount for Ms. Scardino represents severance paid upon her departure from The Knot.

Grants of Plan-Based Awards in 2008

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2008, including performance-based awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Liu	4/18/2008	4/18/2008	0	123,500	370,000
John Mueller(1)									56,000			9.39	525,840
Richard Szefc	4/18/2008	4/18/2008	0	106,500	272,000
Carol Koh Evans(1)									56,000			11.00	616,000
Carley Roney	4/18/2008	4/18/2008	0	93,300	238,000				50,000			8.18	409,000
Sandra Stiles	4/18/2008	4/18/2008	0	110,000	281,000
Janet Scardino	4/18/2008	4/18/2008	0	100,000	255,000

(1)	Mr. Mueller and Ms. Koh Evans joined The Knot in September and May of 2008, respectively, and did not participate in the 2008 Annual Incentive Plan.
(2)	Amounts shown represent the threshold, target and maximum awards that could be earned by the executive officer under The Knot’s 2008 Annual Incentive Plan. Awards are based on a combination of The Knot performance as measured by revenue and net income, as defined, and the achievement of individual performance objectives. Actual incentives paid for 2008 are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(3)	Represents service-based restricted stock award under The Knot’s Amended and Restated 1999 Stock Incentive Plan. The vesting terms for these awards are described in footnote 8 to the Summary Compensation Table. Under the Stock Incentive Plan, restricted stock award recipients pay The Knot the par value for the stock ($0.01 per share).
(4)	The amounts reported represent the full grant date fair value of all long-term incentive awards granted to the executive officers in 2008 calculated in accordance with SFAS No. 123(R). The grant date fair value of restricted stock is determined based on the number of shares granted and the fair value of The Knot’s Common Stock on the grant date, which is the closing sales price per share of our Common Stock reported on The Nasdaq Global Market on that date, less the consideration paid by the recipient for the award.

Outstanding Equity Awards at December 31, 2008

The following table set forth information concerning outstanding equity awards for each of the Named Executive Officers at December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Liu	125,000	0			0.94	11/29/2010
	6,945	0			0.42	11/30/2011
	160,000	0			2.80	6/30/2013
	160,000	0			4.00	6/30/2014
							12,000	(8)	99,840
	53,333	106,667	(6)		18.26	5/29/2012
John Mueller							50,000	(9)	416,000
Richard Szefc(1)	0	0			1.50	5/31/2009
	51,807	0			0.94	11/29/2010
	27,294	0			0.42	11/30/2011
	125,000	0			2.80	6/30/2013
	31,250	0			4.00	6/30/2014
	41,667	0			18.26	5/29/2012
Carol Koh Evans							50,000	(10)	416,000
Carley Roney	100,000	0			1.03	1/31/2011
	5,556	0			0.42	11/30/2011
	100,000	0			2.80	6/30/2013
							61,875	(11)	514,800
Sandra Stiles(2)	0	0			0.50	5/1/2008
	0	0			0.94	11/29/2010
	0	0			0.42	11/30/2011
	43,000	0			2.80	6/30/2013
	125,000	0			4.00	6/30/2014
							9,344	(12)	77,742
	41,667	83,333	(7)		18.26	5/29/2012
Janet Scardino(3)

(1)	Mr. Szefc left The Knot in October 2008. The unexercisable options at that time expired and the unvested restricted stock at that time was cancelled. All of the in-the-money exercisable options listed above were exercised before their expiration in January 2009.
(2)	Ms. Stiles left The Knot in January 2009. The unexercisable options at that time expired and the unvested restricted stock at that time was cancelled. All of the in-the-money exercisable options listed above were exercised before their expiration in April 2009. The out-of-the-money exercisable option listed above will expire in April 2009 to the extent not exercised by that time.
(3)	Ms. Scardino left The Knot in August 2008 and the unvested restricted stock at that time was cancelled.
(4)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted, except for options granted on May 29, 2007 ($18.26 strike price), which expire on the fifth anniversary of the grant date.
(5)	Calculated by multiplying the number of restricted shares of Common Stock by the closing sales price per share of The Knot’s Common Stock reported on The Nasdaq Global Market on December 31, 2008 ($8.32).
(6)	The options vested 33.33% in May 2008 and the remaining 66.67% will vest in equal installments in May 2009 and May 2010.

(7)	The unexercisable options were to become exercisable in equal installments in May 2009 and May 2010, and expired upon her departure in January 2009.
(8)	The restricted stock vested 50% in August 2007 and the remaining 50% began to vest thereafter in a series of 24 equal monthly installments.
(9)	The first 25% of the restricted stock will vest in September 2009 and the remaining 75% will vest thereafter in a series of 36 equal monthly installments.
(10)	The first 25% of the restricted stock will vest in May 2009 and the remaining 75% will vest thereafter in a series of 36 equal monthly installments.
(11)	A restricted stock award of 30,000 shares vested 50% in July 2008 and the remaining 50% began to vest thereafter in a series of 24 equal monthly installments. The first 25% of a restricted stock award of 50,000 shares will vest in July 2009 and the remaining 75% will vest thereafter in a series of three equal annual installments.
(12)	The restricted stock vested 50% in August 2007 and the remaining 50% began to vest thereafter in a series of 24 equal monthly installments. These unvested shares were cancelled upon her departure in January 2009.

Option Exercises and Stock Vested in 2008

The following table sets forth information concerning the number of shares acquired and the value realized by the named executive officers as a result of stock option exercises and restricted stock vesting in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Liu	—	—	18,000	179,865
John Mueller	—	—	6,000	56,280
Richard Szefc	166,943	1,447,215	11,668	121,456
Carol Koh Evans	—	—	6,000	65,940
Carley Roney	—	—	18,125	153,850
Sandra Stiles	82,000	545,960	14,001	139,910
Janet Scardino	—	—	—	—

(1)	Value realized on exercise is based on the market price of our Common Stock on the date of exercise (closing price) less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Value realized on vesting is based on the market value of our Common Stock on the date of vesting (closing price), multiplied by the number of restricted shares.

Potential Payments upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion and Analysis,” upon voluntary termination, termination for cause, death or disability, each of our executive officers would receive benefits available generally to all employees of The Knot. The tables below describe and quantify additional compensation that would have become payable to the named executive officers in connection with an involuntary termination of their employment or a change in control of The Knot on December 31, 2008. Where applicable, the amounts payable assume a $8.32 fair value of our Common Stock (the closing price on December 31, 2008).

Involuntary Termination

Name	Salary-Based Payments ($)	The Knot Leased Automobile ($)(7)	The Knot Matched 401(k) Contribution ($)(8)	Health, Group Life Insurance and Related Benefits ($)	Total ($)
David Liu(1)	740,000	17,844	7,552	9,552	774,948
John Mueller(2)(3)	300,000	—	—	337	300,337
Richard Szefc(4)	—	—	—	—	—
Carol Koh Evans(2)	285,000	—	—	6,636	291,636
Carley Roney(1)	560,000	—	5,086	14,998	580,084
Sandra Stiles(5)	347,288	13,660	3,503	8,696	373,147
Janet Scardino(2)(6)	300,000	—	—	3,582	303,582

(1)	Severance consists of payment of base salary, at the rate in effect at the time of termination, for two years following termination and receipt of all benefits (other than vesting of equity awards) during such period.
(2)	Severance consists of an amount equal to base salary in effect at the time of termination payable in a lump sum at termination and receipt of all benefits (other than vesting of equity awards) during the one year period following termination.
(3)	Represents life insurance only; Mr. Mueller did not elect medical coverage for 2008.
(4)	Mr. Szefc left The Knot in October 2008. No payments for involuntary termination were made.
(5)	Ms. Stiles left The Knot in January 2009. Amounts represent the value of salary-based payments and other benefits had an involuntary termination occurred on December 31, 2008, but no such payments were made in 2009. Severance consists of payment of base salary, at the rate in effect at the time of termination, for one year following termination and receipt of all benefits (other than vesting of equity awards) during such period.
(6)	Ms. Scardino left The Knot in August 2008. Consists of amounts actually paid.
(7)	Estimate based on the payments made by The Knot for 2008.
(8)	Estimate based on the matched contribution by The Knot for 2008.

Change-In-Control

	Accelerated Vesting(4)
Name	Stock Options ($)(5)	Restricted Stock ($)(6)	Total ($)
David Liu	—	99,840	99,840
John Mueller	—	208,000	208,000
Richard Szefc(1)	—	—	—
Carol Koh Evans	—	208,000	208,000
Carley Roney	—	257,396	257,396
Sandra Stiles(2)	—	77,667	77,667
Janet Scardino(3)	—	—	—

(1)	Mr. Szefc left The Knot in October 2008. No accelerated vesting occurred because there was no change in control.

(2)	Ms. Stiles left The Knot in January 2009. Amounts represent compensation that would have become payable to Ms. Stiles in connection with a change in control of The Knot on December 31, 2008, but no such accelerated vesting occurred in 2009 because there was no change in control.
(3)	Ms. Scardino left The Knot in August 2008. No accelerated vesting occurred because there was no change in control.
(4)	As described above under the heading “Compensation Discussion and Analysis,” certain unvested stock options and restricted stock would be subject to accelerated vesting in connection with a change-in-control.
(5)	The fair market value of our Common Stock on December 31, 2008 was less than the exercise price of the options subject to accelerated vesting.
(6)	Amounts represent the fair market value of our Common Stock on December 31, 2008 multiplied by the number of restricted shares subject to accelerated vesting.

Compensation of Directors in 2008

In June 2005, the Board ratified the adoption of the following policies by the Compensation Committee for cash and equity compensation for non-employee directors:

Annual Service. Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock which vest upon the director’s completion of one year of Board service measured from the grant date.

Meeting Fees. Each non-employee director is entitled to receive $2,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically.

Audit Committee Chairperson. In addition to the fees set forth above, the Chairperson of the Audit Committee is paid an annual fee of $5,000 as compensation for the additional responsibilities and duties of the position.

We also reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation for The Knot’s non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Baker	18,000	44,108	—	—	—	—	62,108
Ira Carlin	14,500	87,094	—	—	—	—	101,594
Lisa Gersh	5,500	38,164	—	—	—	—	43,664
Eileen Naughton	11,000	87,094	—	—	—	—	98,094

(1)	Amounts represent the expense recognized in The Knot’s statements of income for service-based restricted stock awards granted in 2008, 2007 and 2006, calculated in accordance with SFAS No. 123(R) which was allocated to service provided by the non-employee director in 2008. See Note 5 (“Stock-Based Compensation”) to The Knot’s Form 10-K for the year ended December 31, 2008 for the assumptions made in valuing stock-based compensation under SFAS No. 123(R).

On May 21, 2008, Mr. Baker, Mr. Carlin, Ms. Gersh and Ms. Naughton were each granted 2,500 restricted shares of Common Stock with a grant date value of $27,875. These restricted shares will vest on May 21, 2009. On May 23, 2007, Mr. Baker, Mr. Carlin, Ms. Gersh and Ms. Naughton were each granted 2,500 restricted shares of Common Stock with a grant date value of $46,400. These restricted shares vested on May 23, 2008. On May 24, 2006, Mr. Baker and Ms. Gersh were each granted 2,500 restricted shares of Common Stock with a grant date value of $38,950. These restricted shares vested on May 24, 2007. On October 3, 2006, in connection with their initial appointment to the Board, Mr. Carlin and Ms. Naughton were each granted 7,500 restricted shares of Common Stock with a grant date value of $155,100. These restricted shares began vesting in three equal annual installments over the three-year period measured from the grant date.

At December 31, 2008, the number of unvested restricted shares of Common Stock outstanding was: Mr. Baker, 2,500; Mr. Carlin, 5,000; Ms. Gersh, 2,500; and Ms. Naughton, 5,000.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2008 were Mr. Carlin, Ms. Gersh and Ms. Naughton.

During 2008:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of The Knot or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which The Knot was a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. Set forth below is information concerning the relationships and transactions that have been approved by the Audit Committee.

Macy’s, Inc.

Macy’s beneficially owns more than 5% of our Common Stock.

Effective June 1999, our subsidiary WeddingChannel.com and Macy’s entered into the FDS Registry Agreement. The FDS Registry Agreement, as amended and supplemented, provides that WeddingChannel.com is responsible for the operation and maintenance of the website on which all bridal registries may be accessed for the department stores owned by Macy’s. WeddingChannel.com receives a commission from the sale of Macy’s bridal registry products through this website. The FDS Registry Agreement expires in January 2011. For the years ended December 31, 2008 and 2007, WeddingChannel.com recorded registry services revenue under the FDS Registry Agreement of $8.2 million and $8.2 million, respectively, and recorded other service fees from Macy’s of $117,000 and $412,000, respectively. Macy’s accounted for approximately 9% and 10% of our consolidated net revenues during the years ended December 31, 2008 and 2007, respectively. At December 31, 2008 and 2007, we had accounts receivable from Macy’s and its affiliates of $362,000 and $1.3 million, respectively.

On February 19, 2002, we entered into a Common Stock Purchase Agreement with May Bridal, an affiliate of May Department Stores Company, pursuant to which we sold 3,575,747 shares of Common Stock to May Bridal for $5,000,000 in cash. The Common Stock Purchase Agreement provided that if we proposed to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into Common Stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to Stock Incentive Plans approved by the Board of Directors or stockholders of The Knot) and which transaction would dilute May Bridal’s interest in the Common Stock or voting power of The Knot before such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the Common Stock and voting power of The Knot. If we proposed to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the Common Stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the Common Stock or voting power of The Knot after the transaction. In addition, under an amendment to the Common Stock Purchase Agreement dated November 11, 2003, so long as May Bridal owned more than 10% of the Common Stock or voting power of The Knot, May Bridal would have the right to designate one member of the Board of Directors of The Knot and to nominate and submit such person for election by the stockholders of The Knot. May Bridal waived its right to acquire equity interests in connection with the sale of Common Stock by The Knot in November 2003.

We also entered into a Media Services Agreement with May pursuant to which The Knot and May developed integrated marketing programs to promote and support those May department store companies that offer wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and could be automatically extended for up to three additional one-year terms unless terminated by May. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May in January 2005. Macy’s, formerly Federated Department Stores, Inc., acquired May through a merger effective August 30, 2005. Macy’s waived its right to acquire equity interests in connection with the sale of Common Stock by The Knot during the three months ended September 30, 2006. Macy’s elected to terminate the Media Services Agreement as of February 2007.

For the years ended December 31, 2007, 2006 and 2005, we recorded revenues under the Media Services Agreement in the amounts of $68,000, $401,000 and $292,000, respectively. In addition, we recorded revenue under other advertising agreements with May affiliates and with certain Macy’s affiliates subsequent to August 30, 2005, which aggregated approximately $922,000, $1.0 million and $932,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

On June 5, 2006, we entered into an agreement with Macy’s, which was effective on September 8, 2006, the date of the closing of The Knot’s acquisition of WeddingChannel.com. Pursuant to this agreement, for so long as it owns more than 5% of the outstanding Common Stock or voting power of The Knot, Macy’s shall have the right to designate one member of the Board of Directors of The Knot and to nominate and submit such person for election by the stockholders of The Knot. The outstanding Common Stock or voting power of The Knot shall be based on the outstanding Common Stock or voting power of The Knot immediately following the closing of the WeddingChannel.com acquisition and only sales or transfers (other than transfers to affiliates of Macy’s) of our Common Stock by Macy’s or any of its affiliates shall be taken into consideration in determining whether the 5% ownership level has been satisfied.

Currently, Macy’s is not exercising its right to designate one member of the Board. Effective April 11, 2007, the Board approved a resolution granting Macy’s the right to designate one observer to attend Board meetings in lieu of designating one representative to the Board.

On April 30, 2008, we entered into a Registration Rights Agreement with Macy’s. Pursuant to our June 5, 2006 agreement, Macy’s was entitled to certain registration rights commencing September 8, 2007 with respect to common stock of The Knot which Macy’s acquired through the acquisition of May. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of The Knot’s common stock that are restricted securities under the Securities Act of 1933, as amended, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% or more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”). At any time after the date of the Registration Rights Agreement that The Knot is eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that The Knot file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. The Knot is obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. If The Knot registers any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and The Knot to limit the number of shares included in any such registration under specified circumstances. The Knot will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, The Knot will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions. Each of The Knot and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act of 1933, as amended, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of The Knot’s common stock outstanding as of the closing of The Knot’s acquisition of WeddingChannel.com on September 8, 2006.

NBC Universal, Inc.

Lisa Gersh has served as one of our directors since June 2005. Ms. Gersh has been the President of Strategic Initiatives at NBC Universal since April 2008 and General Manager of The Weather Channel Companies since July 2008, in which NBC Universal is a significant investor.

In June 2008, “I DO with The Knot” premiered on LX.TV, a division of NBC Universal’s New York City broadcast affiliate. The Knot collaborated with LX.TV in the creation and production of the series, which covered the realities and drama of today’s weddings, from the moment the question is popped through the honeymoon, including the planning process as well as a look inside some of New York City’s most lavish ceremonies and receptions. There are no payments made by The Knot and LX.TV to each other in connection with the agreement.

In February 2007, we entered into a content license and co-brand agreement with iVillage Inc., a subsidiary of NBC Universal, pursuant to which each party licensed certain content to the other, each party created co-branded versions of interactive tools on our respective websites, and we developed and operated a co-branded website store, which was marketed and promoted by iVillage. The agreement terminated in February 2009. We also entered into an affiliate agreement in October 2007 with Astrology.com, an affiliate of iVillage, pursuant to which Astrology.com licensed certain content to be displayed on our websites in exchange for promotional credit, and agreed to pay us commissions on revenue generated by our users at their website store. During the year ended December 31, 2008, we paid iVillage referral fees in the amount of approximately $1,100 related to the co-branded store. No other payments were made by or to The Knot in connection with these agreements during the year ended December 31, 2008.

In January 2006, we entered into a content distribution and linking agreement with the interactive division of The Weather Channel, pursuant to which The Weather Channel licensed certain content to be displayed on our website in exchange for promotional links on our website back to The Weather Channel. There are no payments made by The Knot and The Weather Channel to each other in connection with the agreement. The agreement was renewed in November 2008.

Google, Inc.

Eileen Naughton has served as one of our directors since October 2006. Ms. Naughton has been employed by Google since September 2006, and currently serves as Director, Media Platforms.

For the years ended December 31, 2008 and 2007, we recorded revenues generated through Google AdSense text links on our PromSpot website totaling less than $1,000 during each of the two years. In addition, during the ordinary course of business we utilized Google AdWords for advertising and recorded expenses of $296,000 and $335,000 for the years ended December 31, 2008 and 2007, respectively.

In December 2008, we entered to a content hosting services agreement with Google related to distribution of certain of our video content through its YouTube service. We are entitled to a percentage of advertising revenue received by YouTube sold against our content, and Google is entitled to a percentage of advertising revenue received by The Knot embedded in our content. During the year ended December 31, 2008, no payments were exchanged pursuant to this agreement.

We have also entered into various content license agreements with Google whereby we are permitted to use and display certain Google content, such as Google Maps, on our websites, and make available certain Google products and services to our website users. There are no payments made by The Knot and Google to each other in connection with these agreements.

Miscellaneous

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to The Knot or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to The Knot or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

PROPOSAL TWO — APPROVAL OF THE KNOT, INC. 2009 STOCK INCENTIVE PLAN

On March 10, 2009, the Board adopted, subject to stockholder approval, The Knot, Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”).

The 2009 Stock Incentive Plan is intended to replace The Knot’s 1999 Stock Incentive Plan, Amended and Restated as of March 27, 2001 (the “1999 Stock Incentive Plan”), which expires by its terms on November 2, 2009. As of March 31, 2009, options to purchase 1,045,427 shares of Common Stock were outstanding under the 1999 Stock Incentive Plan and an additional 2,212,530 shares were reserved for future awards. Upon the expiration of the 1999 Stock Incentive Plan on November 2, 2009, all then outstanding options will remain in effect, but no additional awards may be made under the 1999 Stock Incentive Plan.

Awards may be made under the 2009 Stock Incentive Plan for a number of shares of Common Stock that is equal to the sum of: (A) 1,000,000 shares of Common Stock; plus (B) such additional number of shares of Common Stock (up to 4,904,631 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under The Knot’s 1999 Stock Incentive Plan that remain available for grant as of the date of stockholder approval of the 2009 Stock Incentive Plan and (y) the number of shares of Common Stock subject to awards granted under the 1999 Stock Incentive Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by The Knot at their original issuance price pursuant to a contractual repurchase right. Any or all such awards under the 2009 Stock Incentive Plan may be in the form of incentive stock options subject to the restrictions imposed under Section 422 of the Code.

The Board believes that the future success of The Knot depends, in large part, upon the ability of The Knot to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the 2009 Stock Incentive Plan is in the best interests of The Knot and its stockholders and recommends a vote “FOR” the approval of the 2009 Stock Incentive Plan and the reservation of up to 5,904,631 shares of Common Stock for issuance thereunder (including 1,000,000 shares, plus up to 4,904,631 shares that are available under or are returned to the 1999 Stock Incentive Plan).

Description of the 2009 Stock Incentive Plan

The following is a brief summary of the 2009 Stock Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Types of Awards

The 2009 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock- and cash-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The exercise price of options will not be less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of The Knot). Options may not be granted for a term in excess of ten years. The 2009 Stock Incentive Plan permits the following forms of payment of the exercise price of options: (1) payment by cash, check or in connection with a “cashless exercise” through a broker, (2) subject to certain conditions, surrender to The Knot of shares of Common Stock, (3) to the extent provided for in the applicable nonstatutory stock option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to The Knot, (4) subject to certain conditions, delivery to The Knot of a promissory note, (5) any other lawful means, or (6) any combination of these forms of payment. Unless otherwise approved by The Knot’s stockholders, the 2009 Stock Incentive Plan prohibits decreasing the exercise price of an option after grant or canceling an option and replacing it with an Award with a lower exercise price.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. The measurement price of a SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant. SARs may not be granted for a term in excess of ten years. Unless otherwise approved by The Knot’s stockholders, the 2009 Stock Incentive Plan prohibits decreasing the measurement price of a SAR after grant or canceling a SAR and replacing it with an Award with a lower exercise price.

Restricted Stock Awards. Restricted stock entitles recipients to acquire shares of Common Stock, subject to the right of The Knot to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied before the end of the applicable restriction period established for such Award. Restricted stock units, or RSUs, entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board. Restricted stock and RSUs are collectively referred to as “Restricted Stock Awards.” In general, Restricted Stock Awards that vest solely based on the passage of time (other than in the case of annual awards made to non-employee directors on the dates of our annual meetings) will be zero percent vested before the first anniversary of the date of grant, no more than one-third vested before the second anniversary of the date of grant, and no more than two-thirds vested before the third anniversary of the date of grant. Annual Restricted Stock Awards made to non-employee directors on the dates of our annual meetings and that vest solely based on the passage of time will be zero percent vested before the first anniversary of the date of grant. In general, Restricted Stock Awards that do not vest solely based on the passage of time will not vest before the first anniversary of the date of grant. These vesting schedules do not apply to performance awards or to Restricted Stock Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares under the 2009 Stock Incentive Plan. In certain circumstances, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. To the extent provided by the Board, in its sole discretion, a grant of RSUs may provide participants the right to receive dividend equivalents.

Other Stock- and Cash-Based Awards. Under the 2009 Stock Incentive Plan, the Board has the right to grant other Awards to participants, including, without limitation, Awards entitling recipients to receive shares of Common Stock to be delivered in the future (the “Other Stock- and Cash-Based Awards”). Such Other Stock- and Cash-Based Awards will also be available as a form of payment in the settlement of other Awards granted under the 2009 Stock Incentive Plan or as payment in lieu of compensation to which a participant is entitled. Other Stock- and Cash-Based Awards may be paid in shares of Common Stock or cash, as the Board determines. The Knot may also grant performance awards or other Awards denominated in cash rather than shares of Common Stock.

Performance Conditions. Grants of performance awards will only be made by a committee (or subcommittee of a committee) that meets the requirements of Section 162(m) of the Internal Revenue Code. The committee may determine, at the time of grant, that a Restricted Stock Award or Other Stock- and Cash-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each such Award will be based on one or more of the following measures: revenue, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, achievement of strategic initiatives (including projects, acquisitions or dispositions), or organizational development. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (1) extraordinary items, (2) gains or losses on the dispositions of discontinued operations, (3) the cumulative effects of changes in accounting principles, (4) the writedown of any asset, and (5) charges for restructuring and rationalization programs. Such performance goals: (1) may vary by participant and may be different for different Awards; (2) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee; and (3) will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Knot believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect The Knot.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of The Knot are eligible to be granted Awards under the 2009 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of The Knot.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Stock Incentive Plan may not exceed 500,000 shares per calendar year, or, in the case of an initial Award made in connection with the employment of a new employee, 1,000,000 shares in the initial calendar year of employment. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award. The maximum amount of cash payable under a cash award intended to constitute a performance award may not exceed $1,000,000 per calendar year per participant. In addition, the maximum number of shares with respect to which Awards may be granted to non-employee directors of The Knot at the time of grant is 2% of the maximum number of authorized shares under the 2009 Stock Incentive Plan.

Plan Benefits

As of March 31, 2009, approximately 500 persons were eligible to receive Awards under the 2009 Stock Incentive Plan, including The Knot’s six executive officers and four non-employee directors. The granting of Awards under the 2009 Stock Incentive Plan is discretionary, and The Knot cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On March 31, 2009, the closing sales price per share of The Knot Common Stock on The Nasdaq Global Market was $8.20.

Administration

The 2009 Stock Incentive Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Stock Incentive Plan and to interpret the provisions of the 2009 Stock Incentive Plan. Pursuant to the terms of the 2009 Stock Incentive Plan, the Board may delegate authority under the 2009 Stock Incentive Plan to one or more committees or subcommittees of the Board.

To the extent permitted by applicable law and under the 2009 Stock Incentive Plan, the Board may delegate to one or more officers of The Knot the power to grant Awards to employees or officers of The Knot and to exercise such other powers under the 2009 Stock Incentive Plan as the Board may determine. The Board will fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant. No officer will be authorized to grant awards to any “executive officer” or “officer” of The Knot, as such terms are defined under the Securities Exchange Act of 1934, as amended.

Changes in Capitalization and Reorganization Events

The Board is required to make appropriate adjustments in connection with the 2009 Stock Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

The 2009 Stock Incentive Plan also contains provisions addressing the consequences of any “Reorganization Event,” which is defined as (1) any merger or consolidation of The Knot with or into another entity as a result of which all of the Common Stock of The Knot is converted into or exchanged for the right to receive cash, securities or other property, or is canceled or (2) any exchange of all of the Common Stock of The Knot for cash, securities or other property pursuant to a share exchange or other transactions or (3) any liquidation or dissolution of The Knot. In connection with a Reorganization Event, the Board will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (1) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice, provide that all unexercised options or other unexercised Awards will terminate immediately before the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (3) provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part before or upon such Reorganization Event, (4) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (5) provide that, in connection with a liquidation or dissolution of The Knot, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (6) any combination of the foregoing. In taking any of the above actions, the Board is not obligated to treat all Awards, all Awards held by any participants, or all Awards of the same type, identically.

The Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, except as discussed above with respect to Restricted Stock Awards and performance awards.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Awards will again be available for grant under the 2009 Stock Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Substitute Awards

In connection with a merger or consolidation of an entity with The Knot or the acquisition by The Knot of property or stock of an entity, the Board may grant Awards in substitution for any options or Other Stock- and Cash-Based Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Stock Incentive Plan. Substitute Awards will not count against the 2009 Stock Incentive Plan’s overall share limit, except as may be required by the Internal Revenue Code.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Stock Incentive Plan after May 19, 2019, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2009 Stock Incentive Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2009 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by The Knot or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under the heading “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock before satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make an Section 83(b) election, then when the stock vests the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock- and Cash-Based Awards

The tax consequences associated with any Other Stock- and Cash-Based Award granted under the 2009 Stock Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to The Knot

There will be no tax consequences to The Knot except that The Knot will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting will be required to approve the 2009 Stock Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the 2009 Stock Incentive Plan.

PROPOSAL THREE — APPROVAL OF THE KNOT, INC. 2009 EMPLOYEE STOCK
PURCHASE PLAN

On March 10, 2009, the Board adopted, subject to stockholder approval, The Knot, Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”). The 2009 ESPP is intended to replace The Knot’s 1999 Employee Stock Purchase Plan (the “1999 ESPP”), which expires by its terms on the last business day of January, 2010.

The purpose of the 2009 ESPP is to provide eligible employees of The Knot and certain of its subsidiaries with opportunities to purchase shares of The Knot’s Common Stock. The number of shares of Common Stock that may be issued in the aggregate for this purpose is 300,000.

The Board believes that the future success of The Knot depends, in large part, upon the ability of The Knot to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the 2009 ESPP is in the best interests of The Knot and its stockholders and recommends a vote “FOR” the approval of the 2009 ESPP and reservation of 300,000 shares of Common Stock for issuance thereunder.

Description of the 2009 ESPP

The following is a brief summary of the 2009 ESPP, a copy of which is attached as Exhibit B to this Proxy Statement.

Administration

The 2009 ESPP is administered by the Board or by a committee appointed by the Board. The Board or the committee have authority to make rules and regulations for the administration of the 2009 ESPP.

Eligibility

All employees, including directors who are employees, and all employees of a subsidiary of The Knot designated by the Board or the committee, are eligible to participate in the 2009 ESPP provided that: (1) they are regularly employed by The Knot or a designated subsidiary for more than five months in a calendar year and for more than 20 hours a week and (2) they are employees of The Knot or a designated subsidiary on the first day of the applicable offering period. No employee may be granted an option under the 2009 ESPP if he or she possesses 5% or more of the total combined voting power or value of the stock of The Knot or any subsidiary.

Offerings

The Knot will make one or more offerings to participants to purchase stock under the 2009 ESPP which commence on February 1 and August 1, or the first business day thereafter.

Each offering commencement date will begin a six-month offering period during which payroll deductions will be made and held for the purchase of shares at the end of that period. The Board or the committee may, at its discretion, choose a different offering period of 12 months or less for subsequent offerings.

Participation

Before each offering commencement date, an eligible participant may participate in the offering by completing and forwarding a payroll deduction authorization form to the participant's appropriate payroll office. The form will authorize a regular payroll deduction from the participant’s compensation during the offering period. Unless a participant files a new form or withdraws from the 2009 ESPP, his or her deductions and purchases will continue at the same rate for future offerings as long as the 2009 ESPP remains in effect.

Deductions

A participant may elect to have up to 15% deducted from his or her base salary for the purpose of purchasing stock under the 2009 ESPP and The Knot will maintain payroll deduction accounts for each participant based on their election. The Board or the committee may, at its discretion, designate a lower maximum contribution rate. A participant may decrease or discontinue (but not increase) his or her payroll deduction once during any offering period by filing a new payroll deduction authorization form.

Withdrawals

A participant may withdraw the balance in his or her account at any time up to the last payroll deadline for the last pay date in an offering period, but may not begin participation again for the remainder of the offering period.

Grant of Options; Purchase of Shares

At the beginning of each offering period, each participant will be granted an option to purchase, on the last day of the offering period (the exercise date), the number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price on the offering commencement date for such offering period. No participants may purchase shares of stock under the 2009 ESPP (and all other employee stock purchase plans of The Knot and its subsidiaries) with an aggregate value of more than $25,000 per calendar year in which the option is outstanding at any time. The maximum number of shares purchasable during an offering period may not exceed 1,000 shares for any single participant, or 150,000 shares for all participants.

The Board or the committee will determine the option price for each offering period, including whether the option price will be determined based on the lesser of (1) the closing price of the Common Stock on the first business day of the offering period or (2) the exercise date, or will be based solely on the closing price of the Common Stock on the exercise date; provided, however, that the option price will be at least 85% of the applicable closing price. In the absence of such a determination by the Board or the committee, the option price will be 85% of the lesser of the closing price of the Common Stock on the (1) first business day of the offering period or (2) the exercise date. Any balance which is less than the purchase price of one share of Common Stock will be carried forward into the participant’s payroll deduction account for the next offering, unless the participant elects not to participate in the next offering, in which case the participant’s account will be refunded.

Termination of Employment or Death

If a participant’s employment terminates, including by death, before the last business day of an offering period, no payroll deduction will be taken from any pay due to the participant and the balance of the participant’s account will be paid to the participant or, in the event of the participant’s death, (1) to a beneficiary designated by the participant, (2) in the absence of a designated beneficiary, to the executor or administrator of the participant’s estate, or (3) if no executor or administrator have been appointed, to such person as The Knot may designate.

Changes and Capitalization and Reorganization Events

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under the 2009 ESPP, (2) the share purchase limitations, and (3) the option price will be equitably adjusted to the extent determined by the Board or the committee.

The 2009 ESPP also contains provisions addressing the consequences of any “Reorganization Event,” which is defined as: (1) any merger or consolidation of The Knot with or into another entity as a result of which all of the Common Stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled, (2) any exchange of all the Common Stock for cash, securities or other property pursuant to a share exchange transaction or (3) any liquidation or dissolution of The Knot.

In connection with a Reorganization Event, the Board or the committee will take any one or more of the following actions as to outstanding options on such terms as the Board or the committee determines:

(1)	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
(2)	upon written notice to participants, provide that all outstanding options will be terminated as of the effective date of the Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the committee in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event;
(3)	upon written notice to participants, provide that all outstanding options will be cancelled as of a date before the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participants on such date;
(4)	in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation of the event a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the participant’s option (to the extent the option price does not exceed the Acquisition Price) minus (B) the aggregate option price of such option, in exchange for the termination of such option;
(5)	provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the option price thereof); and
(6)	any combination of the foregoing.

Termination and Amendment of the Plan

The Board may at any time terminate or amend the 2009 ESPP. No such amendment will be made to the 2009 ESPP (1) without approval of the stockholders of The Knot if approval of such amendment is required by Section 423 of the Internal Revenue Code, or (2) which would cause the 2009 ESPP to fail to comply with Section 423 of the Internal Revenue Code. Upon termination of the 2009 ESPP, all amounts in the accounts of participants will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2009 ESPP and with respect to the sale of Common Stock acquired under the 2009 ESPP. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the 2009 ESPP or upon purchasing shares at the end of an offering.

A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the 2009 ESPP. The amount of each type of income and loss will depend on when the participant sells the shares.

If the participant sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering commenced; and
•	the participant’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the shares before satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to The Knot

There will be no tax consequences to The Knot except that The Knot will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits

Because participation under the 2009 ESPP is a voluntary election by participants, The Knot is not able to determine the benefits that will be available in the future to particular individuals.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting will be required to approve the 2009 ESPP.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the 2009 ESPP.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of The Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for The Knot during the year ended December 31, 2008, to serve in the same capacity for the year ending December 31, 2009, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for The Knot. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young in all of these respects.

Fees

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $1,217,000 and $1,161,000 for 2008 and 2007, respectively.

Audit-Related Fees

No audit-related services were rendered during 2008 or 2007.

Tax Fees

The aggregate fees billed by Ernst & Young for tax compliance, tax consulting and tax planning services were $122,500 and $145,815 for 2008 and 2007, respectively.

All Other Fees

The aggregate fees billed by Ernst & Young for other services, consisting of the Ernst & Young online accounting reference tool, were $2,700 during each of 2008 and 2007. No other services were rendered by Ernst & Young during 2008 and 2007 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in The Knot’s and our stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as The Knot’s independent registered public accounting firm for the year ending December 31, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

•	the integrity of The Knot’s financial statements;
•	the adequacy of The Knot’s system of internal accounting and financial controls;
•	the appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and
•	The Knot’s compliance with legal and regulatory requirements.

In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that The Knot’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of The Knot’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by The Knot. The Knot’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing The Knot’s financial statements and for reviewing The Knot’s unaudited interim financial statements.

The Committee met six times in 2008. The Committee’s meetings included separate discussions with management and Ernst & Young.

As part of its oversight of The Knot’s financial statements, the Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results before their issuance. Management represented to the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of The Knot’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of The Knot’s annual consolidated financial statements and whether there were any audit problems.

The Committee discussed with Ernst & Young that firm’s independence from The Knot and management. The Committee obtained and reviewed the written disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board and provided to the Committee by Ernst & Young. The Committee also discussed with Ernst and Young:

•	the firm’s internal quality control procedures;
•	any material issues raised by the most recent internal quality control review (or peer review) of the firm; and
•	all relationships between the firm and The Knot.

The Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for 2008 and considered whether the provision of non-audit services by Ernst & Young in 2008 was compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in The Knot’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The Committee has appointed Ernst & Young as The Knot’s independent registered public accounting firm for the year ending December 31, 2009.

Submitted by the Audit Committee of The Knot’s Board of Directors:

Charles Baker (Chair)
Lisa Gersh
Eileen Naughton

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of March 31, 2009, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;
•	each of our “Named Executive Officers,” who are the current and former executive officers named in the “Summary Compensation Table” of this Proxy Statement;
•	each of our directors and director nominees; and
•	all of our directors and current executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of March 31, 2009 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 33,727,071 shares of Common Stock outstanding at March 31, 2009 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. All shares of restricted Common Stock may be voted by a holder, whether or not vested.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Macy’s Corporate Services, Inc.(1)	3,671,526	10.9%
T. Rowe Price Associates, Inc.(2)	3,594,908	10.7%
Wellington Management Company, LLP(3)	2,687,969	8.0%
Manulife Financial Corporation(4)	2,591,358	7.7%
Kornitzer Capital Management, Inc.(5)	2,380,720	7.1%
Fidelity Management & Research Company(6)	2,255,800	6.7%
Barclays Global Investors, NA(7)	1,840,088	5.5%
Rainier Investment Management, Inc.(8)	1,742,787	5.2%
Named Executive Officers and Directors
David Liu(9)	1,047,597	3.1%
John Mueller(10)	99,700	*
Richard Szefc(11)	317,001	*
Carol Koh Evans(12)	97,062	*
Carley Roney(13)	668,818	2.0%
Sandra Stiles(14)	502,499	1.5%
Janet Scardino(15)	0	*
Charles Baker(16)	15,000	*
Ira Carlin(17)	12,500	*
Lisa Gersh	12,500	*
Eileen Naughton(18)	12,500	*
All Directors and Executive Officers as a group (10 persons)(19)	2,125,683	6.2%

*	Less than 1%.
(1)	Based solely on our review of a Schedule 13G filed with the SEC on February 13, 2009 by Macy’s Corporate Services, Inc., an indirect wholly owned subsidiary of Macy’s, Inc. The Schedule 13G states that Macy’s Corporate Services, Inc. has shared power to vote and dispose of 3,671,526 shares. The address of Macy’s Corporate Services, Inc. is 7 West Seventh Street, Cincinnati, Ohio 45202.

(2)	Based solely on our review of a Schedule 13G/A filed with the SEC on February 13, 2009 by T. Rowe Price Associates, Inc. The Schedule 13G/A states that T. Rowe Price Associates, Inc. has the sole power to vote 254,600 shares and the sole power to dispose of 3,594,908 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(3)	Based solely on our review of a Schedule 13G filed with the SEC on February 17, 2009 by Wellington Management Company, LLP. The Schedule 13G states that Wellington Management Company, LLP has the shared power to vote 1,631,917 shares and the shared power to dispose of 2,687,969 shares. Wellington, in its capacity as investment adviser, may be deemed to beneficially own 2,687,969 shares which are held of record by clients of Wellington. The address of Wellington is 75 State Street, Boston, Massachusetts 02109
(4)	Based solely on our review of a Schedule 13G/A filed with the SEC on February 11, 2009 by Manulife Financial Corporation and its indirect, wholly-owned subsidiaries, MFC Global Investment Management (U.S.A.) Limited (“MFC Limited”) and MFC Global Investment Management (U.S.), LLC (“MFC LLC”). The Schedule 13G/A states that MFC Limited has the sole power to vote and dispose of 18,436 shares and MFC LLC the sole power to vote and dispose of 2,591,358 shares. The address of Manulife Financial Corporation and MFC Limited is 200 Bloor Street, East, Toronto, Ontario M4W 1E5, Canada. The address of MFC LLC is 101 Huntington Street, Boston, Massachusetts 02199.
(5)	Based solely on our review of a Schedule 13G filed with the SEC on January 9, 2009 by Kornitzer Capital Management, Inc. The Schedule 13G states that Kornitzer Capital Management has the sole power to vote 2,380,720 shares, sole power to dispose of 2,279,075 shares, and shared power to dispose of 101,645 shares. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.
(6)	Based solely on our review of a Schedule 13G filed with the SEC on February 17, 2009 by FMR LLC and Edward C. Johnson 3d. The Schedule 13G states that Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 2,255,800 shares as a result of acting as investment adviser to various registered investment companies (the “Fidelity Funds”). Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 2,255,800 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.
(7)	Based solely on our review of a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA. The Schedule 13G states that: Barclays Global Investors, NA has the sole power to vote 512,092 shares and sole power to dispose of 636,929 shares; Barclays Global Fund Advisors has the sole power to vote 857,655 shares and sole power to dispose of 1,184,552 shares; Barclays Global Investors, Ltd. has the sole power to dispose of 18,607 shares; and Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG each have the sole power to vote and dispose of 0 shares. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105. The address of Barclays Global Investors, Ltd. is 1 Royal Mint Court, London EC3N 4HH, United Kingdom. The address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan. The address of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Ontario M5J 2S1, Canada. The address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney NSW 1220, Australia. The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany.

(8)	Based solely on our review of a Schedule 13G filed with the SEC on February 14, 2008 by Rainier Investment Management, Inc. The Schedule 13G states that Rainier Investment Management, Inc. has the sole power to vote 1,669,887 shares and the sole power to dispose of 1,742,787 shares. The address of Rainier Investment Management, Inc. is 601 Union Street, Suite 2801, Seattle, Washington 98101.
(9)	Includes 6,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 505,278 shares of Common Stock issuable upon the exercise of presently exercisable options and 53,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Includes 200,000 shares that are owned of record by a GRAT over which Mr. Liu has indirect beneficial ownership.
(10)	Includes 93,700 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(11)	Based in part upon information provided by Mr. Szefc to The Knot as of February 27, 2009. Mr. Szefc left The Knot in October 2008.
(12)	Includes 81,200 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(13)	Includes 111,200 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 205,556 shares of Common Stock issuable upon the exercise of presently exercisable options. Includes 200,000 shares that are owned of record by a GRAT over which Ms. Roney has indirect beneficial ownership.
(14)	Based in part upon information provided by Ms. Stiles to The Knot as of February 27, 2009. Ms. Stiles left The Knot in January 2009. Includes 41,667 shares of Common Stock issuable upon the exercise of presently exercisable options, which expire within 60 days.
(15)	Based solely upon The Knot’s information as of August 31, 2008. Ms. Scardino left The Knot in August 2008.
(16)	Includes 12,500 shares that are owned of record by a family trust over which Mr. Baker has indirect beneficial ownership as trustee.
(17)	Includes 2,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(18)	Includes 2,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(19)	Includes 443,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 764,167 shares of Common Stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires The Knot’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of (1) the copies of such reports furnished to The Knot and (2) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2008, we believe that, during 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner, except that Ms. Stiles reported three transactions late.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2010 must be received by us no later than December 2, 2009, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under The Knot’s Bylaws, any proposal for consideration at our annual meeting of stockholders to be held in 2010 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by The Knot’s Secretary at our principal executive offices between the close of business on January 20, 2010 and the close of business on February 19, 2010, and is otherwise in compliance with the requirements set forth in The Knot’s Bylaws, which can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com. The proxy solicited by the Board of Directors for the annual meeting of stockholders to be held in 2010 will confer discretionary authority to vote as the proxy holders deem advisable on any stockholder proposal which is considered untimely.

ANNUAL REPORT

The Knot filed an Annual Report on Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission on March 13, 2009. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. The report is also available through our corporate website at www.theknotinc.com.

A copy of The Knot’s Annual Report for the year ended December 31, 2008 is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless The Knot receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, The Knot will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. If your household is receiving multiple copies of The Knot’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of The Knot’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by The Knot under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by The Knot under those statutes, except to the extent that The Knot specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying Proxy.

EXHIBIT A

THE KNOT, INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of The Knot, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “ Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock- and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), that is equal to the sum of:

(A)	1,000,000 shares of Common Stock; plus
(B)	such additional number of shares of Common Stock (up to 4,904,631 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 1999 Stock Incentive Plan, Amended and Restated as of March 27, 2001 (the “Existing Plan”) that remain available for grant under the Existing Plan as of the date of stockholder approval of this Plan and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code).

Any or all of which Awards under the Plan may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimit contained in Section 4(b)(2), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be five hundred thousand (500,000) per calendar year provided, however, that for the calendar year in which such person first commences services to the Company, the limit shall be increased to one million (1,000,000) shares of Common Stock. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 2% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of The Knot, Inc., any of The Knot, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant); provided, however, that Restricted Stock Awards made to non-employee directors at the Company’s annual meeting of stockholders may vest on the one-year anniversary of the date of grant of such Awards (or, if earlier, the next annual meeting after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and the minimum vesting provisions in Section 7(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transactions or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the

Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 7(b) and 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1,000,000 per calendar year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “Covered Employee ” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, achievement of strategic initiatives (including projects, acquisitions or dispositions), or organizational development. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Non U.S. Employees. Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

EXHIBIT B

THE KNOT, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of The Knot, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), commencing on August 1, 2009. Three Hundred Thousand (300,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each February 1 and August 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by providing authorization for payroll deductions to the Company on or prior to the applicable Offering Commencement Date in accordance with the Company’s procedures in effect from time to time. The employee’s authorization will permit a regular payroll deduction from the Base Salary received by the employee during the Plan Period. Unless an employee provides a new authorization or withdraws from the Plan, the employee’s deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Base Salary” means the regular base salary paid to an employee by the Company or a Designated Subsidiary during each such individual’s period of participation in the Plan, plus any pre-tax contributions made by the employee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Designated Subsidiary. Base Salary shall not include any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments or any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the employee’s behalf by the Company or any Designated Subsidiary to any employee benefit or welfare plan now or hereafter established.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Base Salary he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of any whole number percentage between 1% and up to and including 15% of Base Salary with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase the payroll deduction during a Plan Period. If an employee elects to discontinue the payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to the election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Grant of Option; Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date for such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time; and provided, further, however, that the maximum number of shares of Common Stock purchasable by an employee under any Option during a Plan Period shall not exceed one thousand (1,000) shares, subject to adjustment under Section 15 hereof, and provided, further, however, that the maximum number of shares of Common Stock purchasable by all employees under Options during a Plan Period shall not exceed one hundred fifty thousand (150,000) shares, subject to adjustment under Section 15 hereof.

(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of (i) the closing price of the Common Stock on the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on the (i) first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq Global Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq Global Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

24. Effective Date and Approval of Shareholders. The Plan shall take effect on May 20, 2009 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

0

PROXY CARD

THE KNOT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Liu and John Mueller, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE KNOT, INC. to be held on Wednesday, May 20, 2009, or at any postponement or adjournment thereof, as specified on the reverse, and to vote in his or their discretion on such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE KNOT, INC.

May 20, 2009

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The notice of meeting, proxy statement and proxy card, as well as our Annual Report to Stockholders (which contains our Annual Report on Form 10-K) are available at www.theknotinc.com/annual

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233300000000001000 0 052009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: The nominees listed are standing for re-election to the Board for the term to expire in 2012.

NOMINEES:

☐ FOR ALL NOMINEES — ○ Ira Carlin, ○ Eileen Naughton

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To approve The Knot, Inc. 2009 Stock Incentive Plan.	☐	☐	☐
3. To approve The Knot, Inc. 2009 Employee Stock Purchase Plan.	☐	☐	☐
4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the calendar year ending December 31, 2009	☐	☐	☐

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN BELOW – NO BOXES NEED BE CHECKED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.